Exhibit 99.4

REVOCABLE PROXY

NAUGATUCK VALLEY FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

                    , 2011

      :           .m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Naugatuck Valley Financial Corporation, consisting of                     ,                      and                     , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Naugatuck Valley Financial Corporation which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on                     , 2011 at     :         .m., local time, at                                         ,                     , Connecticut and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of the Plan of Conversion and Reorganization pursuant to which Naugatuck Valley Savings and Loan will convert from the mutual holding company corporate structure to the stock holding company corporate structure and a newly formed holding Maryland-chartered company named Naugatuck Valley Financial Corporation will offer shares of its common stock for sale.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	The following informational proposals:

2a	Approval of a provision in new Naugatuck Valley Financial Corporation’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Naugatuck Valley Financial Corporation’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2b	Approval of a provision in new Naugatuck Valley Financial Corporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Naugatuck Valley Financial Corporation’s outstanding voting stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The election as director of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

For a three-year term:

Carlos S. Batista, John C. Roman and Camilo P. Vieira

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

4.	The ratification of the appointment of Whittlesey & Hadley, P.C. as independent registered public accountants of Naugatuck Valley Corporation for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the Plan of Conversion and Reorganization.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the annual meeting of shareholders, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote on matters incident to the conduct of the annual meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.